PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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MICROSOFT CORPORATION
(Name of Registrant as Specified in Its Charter)

MICROSOFT CORPORATION
(Name of Person(s) Filing Proxy Statement)

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[MICROSOFT LOGO]

September 28, 1999

Dear Shareholder:

        You are cordially invited to attend the annual meeting of shareholders of Microsoft Corporation, which will be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington on November 10, 1999, at 8:00 a.m. I look forward to greeting as many of our shareholders as possible. Please note that parking is limited, so please plan ahead if you are driving to the meeting.

        Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

        You will notice in reading the Proxy Statement that Jill Barad, a director of the Company since 1996, is not standing for re-election. We want to express our appreciation to Jill for her valuable contributions to the Company during her service on the Board.

        Whether or not you attend the annual meeting it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the annual meeting and vote in person, you will of course have that opportunity.

        On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

Sincerely,

/s/ Robert J. Herbold

Robert J. Herbold
Executive Vice President and Chief Operating Officer

MICROSOFT CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
November 10, 1999

To the Shareholders:

        The annual meeting of the shareholders of Microsoft Corporation will be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington, on November 10, 1999, at 8:00 a.m. for the following purposes:

1. To elect directors.

2. To approve the adoption of the 1999 Stock Option Plan for Non-Employee Directors.

3. To transact such other business as may properly come before the meeting.

        Only shareholders of record at the close of business on September 10, 1999 are entitled to notice of, and to vote at, this meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ William H. Neukom

William H. Neukom, Secretary

Redmond, Washington
September 28, 1999

IMPORTANT

Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating, and returning the Proxy will save the Company the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

MICROSOFT CORPORATION
One Microsoft Way
Redmond, Washington 98052

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS
To Be Held November 10, 1999

        This Proxy Statement, which was first mailed to shareholders on September 28, 1999, is furnished in connection with the solicitation of proxies by the Board of Directors of Microsoft Corporation (the “Company”), to be voted at the annual meeting of the shareholders of the Company, which will be held at 8:00 a.m. on November 10, 1999, at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby, by delivering a signed statement to the Secretary of the Company at or prior to the annual meeting or by executing another proxy dated as of a later date. The cost of solicitation of proxies is to be borne by the Company.

         Shareholders of record at the close of business on September 10, 1999 will be entitled to vote at the meeting on the basis of one vote for each share held. On September 10, 1999, there were 5,141,508,124 shares of common stock outstanding, held of record by 93,850 shareholders.

1.    ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

        The Company’s Board of Directors currently consists of seven members. Jill E. Barad, a director of the Company since 1996, is leaving the Board effective as of the date of the annual meeting. The Company has begun a search for another director.

        Six directors are to be elected at the annual meeting, to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

Nominees

         William H. Gates, 43, was a founder of the Company and has been its Chief Executive Officer and Chairman of the Board since the Company ’s predecessor partnership was incorporated in 1981. From 1975 to 1981, Mr. Gates was a partner with Paul Allen, Microsoft’s other founder, in the predecessor partnership. Mr. Gates is also a member of the Board of Directors of ICOS Corporation.

        Paul G. Allen, 46, has been a director of the Company since 1990, and also served on the Board from 1981 to 1984. Mr. Allen was a founder of the Company and worked at Microsoft from 1975 to 1984. Mr. Allen owns and invests in a suite of companies exploring the potential of digital communications. Mr. Allen’s business strategy includes encouraging communication and synergy among his companies for mutual benefit. His primary companies include Asymetrix Learning Systems, Inc., Vulcan Ventures Inc., and Vulcan Northwest Inc., all of Bellevue, Washington, Interval Research Corp. of Palo Alto, California, and Charter Communications of St. Louis. Allen is owner of KXL AM and FM Radio of Portland, Oregon, the Portland Trail Blazers basketball team and the Seattle Seahawks NFL franchise, a partner in the entertainment studio Dream Works SKG, a board member of USA Networks, and holds investments in more than 100 new media companies. Allen gives back to the community through the six Allen Charitable Foundations, which support arts, medical, forest protection and other charitable needs in the Pacific Northwest. He is the founder of Experience Music Project in Seattle and Clear Blue Sky Productions in Bellevue.

         Richard A. Hackborn, 62, has been a director of the Company since 1994. Mr. Hackborn retired in 1993 from Hewlett-Packard Company, which designs, manufactures, and services electronic products and systems for measurement, computation, and communications, and currently serves on that company’s Board of Directors, and is the Chairman-elect. From 1990 to 1993, he was Hewlett-Packard’s Executive Vice President, Computer Products Organization, and from 1984 through 1990, he was its Vice President and General Manager, Peripherals Group.

        David F. Marquardt, 50, has served as a director of the Company since 1981. Mr. Marquardt is a founding general partner of August Capital, formed in 1995, and has been a general partner of various Technology Venture Investors entities, which are private venture capital limited partnerships, since August 1980. He is a director of Netopia, Inc., Tumbleweed Communication Corporation, and ScanSoft, Inc., and various privately held companies.

        Wm. G. Reed, Jr., 60, has been a director of the Company since 1987. Mr. Reed served as Chairman of the Board of Simpson Timber Company, a forest products company, from 1971 to 1986, and as Chairman of Simpson Investment Company, from 1986 to 1996. In addition to Simpson Investment Company, he is a director of PACCAR, Inc., SAFECO Corporation, the Seattle Times Company, and Washington Mutual Savings Bank.

        Jon A. Shirley, 61, served as President and Chief Operating Officer of Microsoft from 1983 to 1990. He has been a director of the Company since 1983. Mr. Shirley also serves as Chairman of the Board of Directors of Mentor Graphics Corporation.

Information Regarding the Board and its Committees

        The Company’s Board of Directors has an Audit Committee, a Compensation Committee, and a Finance Committee. There is no standing nominating committee. Messrs. Reed, Marquardt and Shirley serve on the Audit Committee, which meets with financial management, the internal auditors, and the independent auditors to review internal accounting controls and accounting, auditing, and financial reporting matters. Messrs. Hackborn and Reed and Ms. Barad serve on the Compensation Committee, which reviews the compensation of the Chief Executive Officer and other officers of the Company, reviews executive bonus plan allocations, and grants stock options to officers and employees of the Company under its stock option plan. Messrs. Hackborn, Marquardt, and Shirley serve on the Finance Committee, which reviews and provides guidance to the Board of Directors and management with respect to major financial policies of the Company.

        The Audit Committee, Compensation Committee, and Finance Committee each met four times during fiscal 1999. The entire Board of Directors met five times during the last fiscal year. Ms. Barad did not attend two meetings of the Compensation Committee and two meetings of the Board of Directors, and Mr. Marquardt did not attend two meetings of Audit Committee and two meetings of the Finance Committee, though both attended a majority of the aggregate number of Board meetings and committee meetings. All other directors attended 75% or more of the aggregate number of Board meetings and committee meetings.

         Messrs. Gates and Allen receive no cash compensation for serving on the Board except for reimbursement of reasonable expenses incurred in attending meetings. Pursuant to agreements with the Company, the other directors are each paid $8,000 per year plus $1,000 for each Board meeting and $500 for each committee meeting they attend. During fiscal 1999, Messrs. Allen, Hackborn, Marquardt, Reed, and Shirley and Ms. Barad each received an annual option to purchase 5,000 shares (10,000 shares after giving effect to the March 1999 stock split) of the Company’s common stock. The exercise price of each option was the market price of Microsoft common stock on the date of grant.

Information Regarding Beneficial Ownership of Principal Shareholders, Directors, and Management

        The following table sets forth information regarding the beneficial ownership of the Company’s common shares by the nominees for directors, the Company’s Chief Executive Officer and the four other highest paid executive officers (“Named Executive Officers”), and the directors and executive officers as a group.

Names	Amount and Nature of Beneficial Ownership of Common Shares as of 9/10/99(1)		Percent of Class
William H. Gates	787,055,600	(2)(3)	15.3%
Paul G. Allen	260,723,896	(4)	5.1%
Jill E. Barad	129,000	(5)	*
Richard A. Hackborn	50,000	(6)	*
David F. Marquardt	2,169,228	(7)	*
Wm. G. Reed, Jr.	601,872	(8)	*
Jon A. Shirley	10,180,362	(9)	*
Steven A. Ballmer	239,626,854	(2)	4.7%
Robert J. Herbold	934,783	(10)	*
Paul A. Maritz	747,064	(11)	*
Michel Lacombe	3,120,008	(12)	*
Executive Officers and Directors as a group (24 persons)	1,327,455,492	(13)	25.7%

*	Less than 1%.

(1)
Beneficial ownership represents sole voting and investment power. To the Company’s knowledge, the only shareholders who beneficially owned more than 5% of the outstanding common shares as of September 10, 1999, were Messrs. Gates and Allen.

(2)	The business address for Messrs. Gates and Ballmer is: Microsoft Corporation, One Microsoft Way, Redmond, Washington 98052.

(3)	Does not include 214,460 shares owned by Mr. Gates’ wife, as to which he disclaims beneficial ownership.

(4)
Includes 1,280,000 shares that may be purchased within 60 days of September 10, 1999, pursuant to outstanding stock options (“Vested Options” ). Mr. Allen’s business address is: Vulcan Northwest, Inc., 110—110th Avenue N.E., Suite 550, Bellevue, Washington 98004.

(5)	Includes 120,000 Vested Options.

(6)	Includes 20,000 Vested Options.

(7)	Includes 920,000 Vested Options.

(8)	Includes 560,000 Vested Options.

(9)
Includes 1,323,670 shares held by the Shirley Family Limited Partnership, a limited partnership of which Mr. Shirley is the president of the sole general partner, and 101,550 shares held by Mr. Shirley as trustee under trusts for two grandsons, and 920,000 Vested Options.

(10)	Includes 925,000 Vested Options.

(11)	Includes 718,000 Vested Options.

(12)	Includes 1,320,000 Vested Options.

(13)	Includes 17,419,640 Vested Options.

Information Regarding Executive Officer Compensation

Cash Compensation

        The following table discloses compensation received for the three fiscal years ended June 30, 1999, by the Company’s Chief Executive Officer and the four other Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation		Long-Term Compensation Awards
		Salary	Bonus(1)	Securities Underlying Options(#)	All Other Compensation(2)
William H. Gates	1999	$400,213	$223,160	0	0
Chairman of the Board;	1998	368,874	173,423	0	0
Chief Executive Officer; Director	1997	349,992	241,360	0	0

Steven A. Ballmer	1999	388,392	272,181	0	$4,800
President	1998	337,429	205,598	0	4,800
	1997	316,242	265,472	0	5,125

Robert J. Herbold	1999	562,465	363,693	0	50,997
Executive Vice President;	1998	535,773	572,317	0	76,833
Chief Operating Officer	1997	536,127	673,096	0	50,094

Paul A. Maritz	1999	331,213	246,647	0	4,940
Group Vice President,	1998	311,223	205,215	0	5,314
Developer	1997	282,084	243,105	0	5,025

Michel Lacombe	1999	356,983	222,796	0	0
Senior Vice President; President, Europe,	1998	335,570	257,503	0	0
Middle East, and Africa Region	1997	333,951	278,050	0	0

(1)
The amounts disclosed in the Bonus column were all awarded under the Company ’s Executive Bonus Plan, except the amounts disclosed for Mr. Herbold include payments of $250,000 in 1997 and 1998 pursuant to a signing bonus.

(2)
The amounts disclosed in this column only include Company contributions under the Company’s 401(k) plan, except that for Mr. Herbold, it also includes $45,344 in 1997, $72,033 in 1998, and $46,197 in 1999, for life insurance premiums.

Compensation Pursuant to Stock Options

        No stock options were granted to any Named Executive Officers during fiscal 1999.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

        The following table provides information on option exercises in fiscal 1999 by the Named Executive Officers and the value of such officers’ unexercised options at June 30, 1999.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
William H. Gates	0	0	0	0	0	0
Steven A. Ballmer	0	0	0	0	0	0
Robert J. Herbold	130,000	$ 6,188,438	1,000,000	1,350,000	$ 83,406,250	$112,598,438
Paul A. Maritz	2,214,000	144,701,622	1,544,000	948,000	132,945,800	80,495,475
Michel Lacombe	0	0	1,320,000	1,020,000	113,717,250	78,065,628

Robert J. Herbold Employment Agreement

        Mr. Herbold joined Microsoft in November 1994, and pursuant to his employment agreement receives enhanced health, disability, and insurance benefits during and after his employment. Microsoft maintains $650,000 and $1.35 million life insurance policies to replace policies he had from his previous employer.

        If Mr. Herbold ’s employment is terminated for any reason other than Misconduct or voluntary resignation, Microsoft and Mr. Herbold will negotiate in good faith a reasonable severance package with a minimum of 18 months’ base salary. For severance purposes, Misconduct is limited to the commission of a felony or any other intentional misconduct that has a material adverse effect upon the business or reputation of Microsoft.

REPORT OF THE MICROSOFT CORPORATION BOARD
OF DIRECTORS COMPENSATION COMMITTEE

         Microsoft’s employee compensation policy is to offer a package including a competitive salary, an incentive bonus based upon individual performance goals, competitive benefits, and an efficient workplace environment. The Company also encourages broad-based employee ownership of Microsoft stock through a stock option program in which most employees are eligible to participate.

        The Company’s compensation policy for officers is similar to that for other employees, and is designed to promote continued performance and attainment of corporate and personal goals.

        The Compensation Committee of the Board of Directors (comprised entirely of non-employee directors) reviews and approves individual officer salaries, bonus financial performance goals, bonus plan allocations, and stock option grants. The Committee also reviews guidelines for compensation, bonus, and stock option grants for non-officer employees.

         Officers of the Company are paid salaries in line with their responsibilities. These salaries are structured so the midpoint salary range is at the 65th percentile of salaries paid by competitors in the computer and other relevant industries. Competitors selected for salary comparison purposes differ from the companies included in the Nasdaq Computer and Data Processing Stocks, which is used in the Performance Graph that follows this report. Officers also participate in the Executive Bonus Plan. Each officer is eligible to receive a discretionary bonus of up to 15% of base salary based upon individually established performance goals. Officers are also eligible for financial performance bonuses of up to 90% of base salary, with amounts based on a graduated formula which takes into account predetermined corporate revenue and profit goals and, in the case of officers with profit and loss responsibility, group revenue and profit goals. The maximum total bonus under the Executive Bonus Plan is 105% of base salary. The Compensation Committee establishes aggressive revenue and profit goals as an incentive for superior individual, group, and corporate performance. Likewise, stock option grants to officers (and other employees) promote success by aligning employee financial interests with long-term shareholder value. Stock option grants are based on various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and prior option grants.

        As noted above, the Company’s compensation policy is primarily based upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to Named Executive Officers. The Committee currently believes that the Company should be able to continue to manage its executive compensation program for Named Executive Officers so as to preserve the related federal income tax deductions, although individual exceptions may occur.

        The Compensation Committee annually reviews and approves the compensation of William H. Gates, the Chief Executive Officer. Mr. Gates also participates in the Executive Bonus Plan, with his bonus tied to corporate revenue and profit goals, but does not participate in the individual performance portion of the Executive Bonus Plan. His maximum possible bonus is 90% of his base salary. The Committee believes Mr. Gates is paid a reasonable salary, and his bonus is based on the same corporate financial goals as the other officers of the Company. In addition, Mr. Gates is a significant shareholder in the Company, and to the extent his performance as CEO translates into an increase in the value of the Company’s stock, all shareholders, including him, share the benefits.

COMPENSATION COMMITTEE

Jill E. Barad

Richard A. Hackborn

Wm. G. Reed, Jr.

PERFORMANCE GRAPH

        Note: Microsoft management consistently cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

Comparison of Five Year Cumulative Total Return among Microsoft Corporation,
Nasdaq Computer & Data Processing Services (C&DPS) Index, and S&P 500 Index

[PERFORMANCE GRAPH APPEARS HERE AND IS SUMMARIZED BELOW]

      Fiscal Year Ended June
        30

      1994

      1995

      1996

      1997

      1998

      1999

      (Dollars)

      Microsoft

      100

      175

      233

      490

      840

      1,398

      Nasdaq

      100

      163

      217

      274

      414

      631

      S&P 500

      100

      123

      151

      199

      255

      309

Certain Relationships and Related Transactions

        Mr. Gates is the sole shareholder of Corbis Corporation, a company that provides digitized images and production services. The Company paid Corbis Corporation approximately $276,000 in fiscal 1999 as licensing fees for digital images.

        In July 1999, the Company agreed to lease approximately 390,000 square feet of space in two buildings located in Issaquah, Washington. The lessor of the properties is Sammamish Park L.L.C., a limited liability company owned by Paul Allen. These leases run for approximately 3  1 / 2 years, and the total amount of rent payable over the term of the leases is approximately $95 million, which the Company believes is consistent with the fair market value for such leases.

Section 16(a) Beneficial Ownership Reporting Compliance

        Craig Mundie, Senior Vice President, Consumer Strategy, failed to report a gift of shares on his Form 5 filed in August 1998, but subsequently reported the gift in a filing on Form 4 filed in March 1999.

2.    PROPOSAL FOR APPROVAL OF THE 1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

        At the meeting, the shareholders will be requested to approve the 1999 Stock Option Plan for Non-Employee Directors (the “Directors ’ Plan”). The Company’s 1991 Stock Option Plan for Non-Employee Directors expires on December 31, 1999, and the Board recommends approval of the new Directors’ Plan to allow the Company to continue to attract and retain the best available Board members and provide an incentive for persons serving as directors to use their best efforts on the Company’s behalf. Directors who are not also employees of the Company are not eligible to participate in any of the Company’s other existing stock plans. For these reasons, the Board of Directors has unanimously adopted resolutions approving, and recommending to the shareholders for their approval, the Directors’ Plan. A copy of the Directors ’ Plan may be obtained upon written request to the Company’ s Investor Relations Department at the address listed on page 10.

Description of the Plan

        Each director who is not, and has not been during the immediately preceding 12-month period, an employee of the Company or any subsidiary of the Company is eligible to participate in the Directors ’ Plan. The Board has reserved the discretion to determine that one or more directors will not be eligible for a specified year or for an indefinite period.

        An aggregate of 2,000,000 shares of common stock have been reserved for issuance under the Directors’ Plan. Each eligible non-employee director will be eligible to receive an option to purchase up to 10,000 shares of common stock on an annual basis. Each of the five continuing non-employee directors of the Company will be eligible to receive these discretionary options in the coming fiscal year. The Directors’ Plan will permit the Company to grant options for up to 50,000 shares of common stock to new non-employee directors at the time of their initial election to the Board. The Company cannot now determine the number of options to be granted in the future under the Directors’ Plan to all current directors who are not executive officers as a group or to each nominee for election as a director who is a non-employee of the Company. In the fiscal year ended June 30, 1999, options to purchase 60,000 shares of Common Stock were granted to non-employee directors. The closing price of Microsoft common stock on September 10, 1999 was $95.

        The exercise price and vesting schedule for all options granted under the Directors’ Plan will be set by the Board in its discretion. Options granted under the Directors’ Plan will become fully exercisable if the director ceases to serve on the Board for any reason within one year following any Change in Control of the Company (as defined in the Directors’ Plan). Options may be exercised only while the option holder is a director of the Company, within 180 days after the date the option holder terminates as a director, or within 180 days after the death of the option holder. During the option holder’s lifetime, an option is exercisable only by the option holder. Options are not transferable except upon the death of the option holder, or as the Board of Directors may otherwise permit.

        At the date of exercise, the option holder may pay the full option price in cash or in shares of common stock previously acquired by the option holder valued at fair market value. The use of previously acquired shares to pay the option price enables the option holder to avoid the need to fund the entire purchase with cash. Upon exercise of an option, the number of shares subject to the option and the number of shares available under the Directors’ Plan for future option grants are reduced by the number of shares with respect to which the option is exercised.

        The Directors’ Plan will be in effect until options have been granted and exercised with respect to all shares available for the Directors’ Plan. However, no option can be granted under the Directors’ Plan more than ten years after the Directors’ Plan has been approved by the Company’s shareholders. The Board of Directors may terminate the Directors’ Plan at any time, except with respect to options already outstanding.

        The Board of Directors has authority to grant options to non-employee directors and is responsible for the general administration and interpretation of the Directors’ Plan. No director may participate in any decision relating exclusively to an option granted to the director.

Tax Consequences

        The federal income tax consequences of a directors participation in the Directors’ Plan are complex and subject to change. The following discussion, which has been prepared by the law firm of Preston Gates & Ellis LLP, counsel to the Company, is only a summary of the general rules applicable to the Directors’ Plan.

        Options granted under the Directors’ Plan are nonqualified stock options. Nonqualified stock options granted under the Directors’ Plan do not qualify as incentive stock options and will not qualify for any special tax benefits to the option holder. An option holder generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the option holder will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the option holder will be subject to income and other employee withholding taxes.

        The option holder ’s basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the option holder’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.

        In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an option holder is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Vote Required and Board Recommendation

        Approval of the Directors’ Plan requires more votes in favor of adoption of the plan than those against adoption. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE DIRECTORS’ PLAN.

PROPOSALS OF SHAREHOLDERS

        Proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company no later than May 26, 2000 to be included in the Company’s Proxy Statement and form of proxy related to that meeting. Shareholders who intend to present a proposal at the 2000 Annual Meeting of Shareholders without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than August 13, 2000. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SOLICITATION OF PROXIES

        The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Also, W.F. Doring & Co. may solicit proxies at an approximate cost of $12,500 plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph, messenger, or via the Internet. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

VOTING TABULATION

        Vote Required:     Under the Washington Business Corporation Act, the election of the Company’s Directors requires a plurality of the votes represented in person or by proxy at the meeting. Approval of the Directors’ Plan requires more votes in favor of adoption than those against the proposal. Votes cast by proxy or in person at the meeting will be tabulated by ChaseMellon Shareholder Services, LLC. A majority of the shares eligible to vote must be present in person or represented by proxy to provide a quorum.

        Effect of an Abstention and Broker Non-Votes:    A shareholder who abstains from voting on any or all proposals will be included in the number of shareholders present at the meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or other proposals. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients ’ proxies in their own discretion.

AUDITORS

        Representatives of Deloitte & Touche LLP, independent public auditors for the Company for fiscal 1999 and the current fiscal year, will be present at the meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

OTHER MATTERS

        The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business that may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

DATED:    Redmond, Washington, September 28, 1999.

A COPY OF THE COMPANY’S FORM 10-K REPORT FOR FISCAL YEAR 1999, CONTAINING INFORMATION ON OPERATIONS, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON REQUEST. PLEASE WRITE TO:

INVESTOR RELATIONS DEPARTMENT
MICROSOFT CORPORATION
ONE MICROSOFT WAY
REDMOND, WASHINGTON 98052

MICROSOFT CORPORATION

P R  O X Y

FOR ANNUAL MEETING OF THE SHAREHOLDERS OF MICROSOFT CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned hereby appoints WILLIAM H. GATES and ROBERT J. HERBOLD, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington on November 10, 1999 at 8:00 a.m. and at any adjournments thereof.

(Continued and to be signed on the reverse side)

FOLD AND DETACH HERE

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.	Please mark your votes as indicated	☒

		FOR election of all nominees	WITHHOLD vote from all nominees
1.	Election of directors: William H. Gates, Paul G. Allen, Richard A. Hackborn, David F. Marquardt, Wm G. Reed, Jr., and Jon A. Shirley	☐	☐	2.	Proposal to approve the 1999 Stock Option Plan for Non-Employee Directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	Except for nominee(s) listed below from whom vote is withheld:			3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

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IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature	Signature if held jointly	Dated:	, 1999

FOLD AND DETACH HERE

MICROSOFT CORPORATION

P R  O X Y

FOR ANNUAL MEETING OF THE SHAREHOLDERS OF MICROSOFT CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned hereby appoints WILLIAM H. GATES and ROBERT J. HERBOLD, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at the Meydenbauer Center, 11100 NE 6th Street, Bellevue, Washington on November 10, 1999 at 8:00 a.m. and at any adjournments thereof.

(Continued and to be signed on the reverse side)

FOLD AND DETACH HERE

This proxy when properly signed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.	Please mark your votes as indicated	☒

		FOR election of all nominees	WITHHOLD vote from all nominees
1.	Election of directors: William H. Gates, Paul G. Allen, Richard A. Hackborn, David F. Marquardt, Wm G. Reed, Jr., and Jon A. Shirley	☐	☐	2.	Proposal to approve the 1999 Stock Option Plan for Non-Employee Directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	Except for nominee(s) listed below from whom vote is withheld:			3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

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IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature	Signature if held jointly	Dated:	, 1999

FOLD AND DETACH HERE

YOUR VOTE IS IMPORTANT!
YOU CAN VOTE IN ONE OF TWO WAYS:

1.   Vote by Internet at the Internet address:   http://www.eproxy.com/msft

OR

2.   Mark, sign and date this proxy card and return promptly in the enclosed envelope.

[LOGO OF MSFT]	[LOGO OF MICROSOFT]
Microsoft Investor Relations | www.microsoft/com/msft/	www.microsoft.com

VOTE YOUR PROXY OVER THE INTERNET!

                                                                                         >     It's fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by choosing to vote over the Internet, you help Microsoft reduce postage and proxy tabulation costs.

YOUR VOTE IS IMPORTANT! Using the Internet, you can vote anytime, 24 hours a day. Or if you prefer, you can return the enclosed paper ballot in the envelope provided. Please do not return the enclosed paper ballot if you are voting over the Internet.

HOW TO VOTE OVER THE INTERNET

1.	Read the accompanying Proxy Statement.
2.	Have your 11-digit control number located on your voting ballot available.
3.	Point your browser to http://www.eproxy.com/msft/
4.	Follow the instructions.
	—	you can simply cast your vote,	OR	—	you can cast your vote and register to receive all future shareholder communications electronically, instead of in print. This means that the annual report, proxy, and other correspondence will be delivered to you electronically via e-mail.

[LOGO OF MSFT]	[LOGO OF MICROSOFT]
Microsoft Investor Relations | www.microsoft/com/msft/	www.microsoft.com

VOTE YOUR PROXY OVER THE INTERNET OR BY TELEPHONE!

                                                                                                >     It's fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help Microsoft reduce postage and proxy tabulation costs.

YOUR VOTE IS IMPORTANT! Using the Internet or telephone, you can vote anytime, 24 hours a day. Or if you prefer, you can return the enclosed paper ballot in the envelope provided. Please do not return the enclosed paper ballot if you are voting over the Internet or by telephone.

VOTING OPTIONS

1	VOTE OVER THE INTERNET:		OR	2	VOTE BY TELEPHONE:
	—	Read the accompanying Proxy Statement.			—	Read the accompanying Proxy Statement.
	—	Have your 12-digit control number located on your voting ballot available.			—	Have your 12-digit control number located on your voting ballot available.
	—	Point your browser to http://www.proxyvote.com/			—	Using a touch-tone phone, call the toll-free number shown on your voting ballot.
	—	Follow the instructions.			—	Following the recorded instructions.
> you can simply cast your vote,
or
> you can cast your vote and register to receive all future shareholder communications electronically, instead of in print. This means that the annual report, proxy, and other correspondence will be delivered to you electronically via e-mail.